                                                                     EXHIBIT 2.3

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                                    WARRANT

                          Southern Mineral Corporation
                              a Nevada Corporation
                                (the "Company")


                           To Purchase up to 120,000
                      Shares of the Company's common stock

                                   issued to

                         Morgan Keegan & Company, Inc.
                               ("Warrantholder")




                               December 23, 1996





     THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
        AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.

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
                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I.  EXERCISE OF WARRANT . . . . . . . . . . . . . . . . . . . . . . .  1
         Section 1.1. Manner of Exercise. . . . . . . . . . . . . . . . . . .  1
         Section 1.2. When Exercise Effective.  . . . . . . . . . . . . . . .  1
         Section 1.3. Delivery of Stock Certificates, etc.  . . . . . . . . .  2
         (a) Certificates . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         (b) Partial Exercise . . . . . . . . . . . . . . . . . . . . . . . .  2
ARTICLE II. ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE . . . . . . . .  2
         Section 2.1. General; Warrant Price. . . . . . . . . . . . . . . . .  2
         Section 2.2. Issuance of Additional Shares of Common Stock.  . . . .  2
         Section 2.3. Extraordinary Dividends and Distributions.  . . . . . .  3
         Section 2.4. Treatment of Options and Convertible Securities.  . . .  3
         Section 2.5. Treatment of Stock Dividends, Stock Splits, etc.  . . .  4
         Section 2.6. Computation of Consideration. . . . . . . . . . . . . .  5
         (a) Shares Actually Issued . . . . . . . . . . . . . . . . . . . . .  5
         (b) Shares Deemed Issued . . . . . . . . . . . . . . . . . . . . . .  5
         (c) Stock Dividends, Etc.  . . . . . . . . . . . . . . . . . . . . .  5
         (d) Services . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         Section 2.7. Adjustments for Combinations, etc.  . . . . . . . . . .  6
         Section 2.8. Dilution in Case of Other Securities. . . . . . . . . .  6
ARTICLE III.  CONSOLIDATION, MERGER, ETC. . . . . . . . . . . . . . . . . . .  7
         Section 3.1. Consolidation, Merger, Sale of Assets,
          Reorganization, etc.  . . . . . . . . . . . . . . . . . . . . . . .  7
         Section 3.2. Assumption of Obligations.  . . . . . . . . . . . . . .  7
ARTICLE IV.  OTHER PROVISIONS CONCERNING DILUTION . . . . . . . . . . . . . .  7
         Section 4.1. No Dilution or Impairment.  . . . . . . . . . . . . . .  7
         Section 4.2. Registration of Common Stock. . . . . . . . . . . . . .  8
         Section 4.3. Availability of Information.  . . . . . . . . . . . . .  8
         Section 4.4. Reservation of Stock, etc.  . . . . . . . . . . . . . .  8
ARTICLE V.  RESTRICTIONS ON TRANSFER  . . . . . . . . . . . . . . . . . . . .  8
         Section 5.1. Restrictive Legends.  . . . . . . . . . . . . . . . . .  9
         Section 5.2. Notice of Proposed Transfer; Opinions of Counsel. . . .  9

         Section 5.3. Termination of Restrictions.  . . . . . . . . . . . . .  9
ARTICLE VI. OWNERSHIP, TRANSFER AND SUBSTITUTION OF WARRANTS  . . . . . . . . 10
         Section 6.1. Ownership of Warrants.  . . . . . . . . . . . . . . . . 10
         Section 6.2. Office, Transfer and Exchange of Warrants.  . . . . . . 10
         (a) Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         (b) New Warrant  . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         Section 6.3. Replacement of Warrants.  . . . . . . . . . . . . . . . 10
ARTICLE VII.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 11
ARTICLE VIII. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . 13
         Section 8.1. Remedies. . . . . . . . . . . . . . . . . . . . . . . . 13
         Section 8.2. No Rights or Liabilities as Stockholder.  . . . . . . . 13
         Section 8.3. Notices.  . . . . . . . . . . . . . . . . . . . . . . . 13
         Section 8.4. Registration Rights . . . . . . . . . . . . . . . . . . 13
         Section 8.5. Miscellaneous.  . . . . . . . . . . . . . . . . . . . . 14

                          SOUTHERN MINERAL CORPORATION

                                    Warrant

No. W-1                                                        December 23, 1996


         Southern Mineral Corporation, a Nevada corporation (the "Company"), for value received, hereby certifies that Morgan Keegan & Company, Inc., or registered assigns, is entitled to purchase from the Company up to 120,000 duly authorized, validly issued, fully paid and non-assessable shares of its common stock, $0.01 par value (the "Common Stock") at any time or from time to time prior to 5:00 p.m., Houston, Texas time, on the Expiration Date, all subject to terms, conditions and adjustments set forth in this Warrant.

         This Warrant (the "Warrant") (such term to include any warrants issued in substitution therefor) evidences rights to purchase an aggregate of up to 120,000 shares of Common Stock subject to adjustment as provided herein. Certain capitalized terms used in this Warrant are defined in Article VII; unless otherwise specified, references to an "Exhibit" mean one of the exhibits attached to this Warrant, references to an "Article" mean one of the articles in this Warrant and references to a "Section" mean one of the sections of this Warrant.


                        ARTICLE I.  EXERCISE OF WARRANT

         SECTION 1.1. MANNER OF EXERCISE. This Warrant may be exercised by the holder hereof, in whole or in part, during normal business hours on any Business Day, by surrender of this Warrant to the Company at its office maintained pursuant to subsection (a) of Section 6.2, accompanied by a subscription in substantially the form attached to this Warrant (or a reasonable facsimile thereof) duly executed by such holder and accompanied by payment, in cash or by certified or official bank check payable to the order of the Company in the amount obtained by multiplying (a) the number of shares of Common Stock (without giving effect to any adjustment thereof) designated in such subscription by (b) the Initial Price, and such holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (or Other Securities) determined as provided in Articles II through IV.

         SECTION 1.2. WHEN EXERCISE EFFECTIVE. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 1.3 shall be deemed to have become the holder or holders of record thereof.

         SECTION 1.3. DELIVERY OF STOCK CERTIFICATES, ETC. As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within five Business Days thereafter, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the holder hereof, subject to Article V, as such holder (upon payment by such holder of any applicable transfer taxes) may direct, the following:

                 (A) CERTIFICATES. A certificate or certificates for the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (or Other Securities) to which such holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per share on the Business Day next preceding the date of such exercise.

                 (B) PARTIAL EXERCISE.. In case such exercise is in part only, a new Warrant or Warrants of like tenor dated the date hereof, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment thereof) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the holder upon such exercise as provided in Section 1.1.


        ARTICLE II. ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE

         SECTION 2.1. GENERAL; WARRANT PRICE. The number of shares of Common Stock which the holder of this Warrant shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of shares of Common Stock which would be issuable upon such exercise, as designated by the holder hereof pursuant to Section 1.1, by a fraction (the "Dilution Factor")
(a) the numerator of which is the Initial Price and (b) the denominator of which is the Warrant Price in effect at the effective time of such exercise (as provided in Section 1.2). The "Warrant Price" shall initially be the Initial Price, shall be adjusted and readjusted from time to time as provided in this
Article II and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Article II.

         SECTION 2.2. ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to section 2.4 or 2.5) without consideration or for a consideration per share less than the Current Market Price, then, and in each such case, such Warrant Price shall be reduced, concurrently with such issue or sale, to the price calculated by multiplying the Warrant Price then in existence by a fraction, the numerator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus
(ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the Current Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale, provided that, for the purposes of this Section 2.2, (i) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to Section 2.4 or 2.5, such Additional Shares of Common Stock shall be deemed to be outstanding, and
(ii) treasury shares shall not be deemed to be outstanding. Notwithstanding the foregoing, no adjustment to the Warrant Price shall be made in connection with the sale of Common Stock in an underwritten public offering or in a private placement in which the purchase price for the Common Stock issued is in excess of 70% of the Current Market Price.

         SECTION 2.3. EXTRAORDINARY DIVIDENDS AND DISTRIBUTIONS. Without the prior written consent of the holder of this Warrant, the Company shall not make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or Other Securities or property or Options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on the Common Stock, other than (a) a dividend payable in Additional Shares of Common Stock or (b) a dividend payable in cash or other property and declared out of the earned surplus of the Company as at the date thereof as increased by any credits (other than credits resulting from a revaluation of property) and decreased by any debits made thereto.

         SECTION 2.4.     TREATMENT OF OPTIONS AND CONVERTIBLE SECURITIES.

         (a) In case the Company at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities, then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be the number of Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading); provided that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 2.6) of such shares would be less than the Current Market Value in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be; and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued no further adjustment of the Warrant Price shall be made upon the subsequent issue or sale of Convertible Securities or Additional Shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

         (b) Upon the expiration (or purchase by the Company and cancellation or retirement) of any such Options which shall not have been exercised or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by the Company and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the Warrant Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

                          (i) in the case of Options for Common Stock or Convertible Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

                          (ii) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue, sale, grant or assumption of such Options, and consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to Section 2.6) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised.

         SECTION 2.5. TREATMENT OF STOCK DIVIDENDS, STOCK SPLITS, ETC. In case the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

         SECTION 2.6.     COMPUTATION OF CONSIDERATION.  For the purpose of
Article II, the following shall be used to determine the consideration received or deemed received by the Company:

                 (A) SHARES ACTUALLY ISSUED. The consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration,

                          (i) insofar as it consists of cash, be computed at the net amount of cash received by the Company, without deducting any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale,

                          (ii) insofar as it consists of property (including securities) other than cash, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors of the Company, and

                          (iii) in case Additional Shares of Common Stock are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, applicable to such Additional Shares of Common Stock, all as determined in good faith by the Board of Directors of the Company.

                 (B) SHARES DEEMED ISSUED. Additional Shares of Common Stock deemed to have been issued pursuant to Section 2.4, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing,

                          (i) the value of the total amount, if any, received and receivable by the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the value of the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision (a), by

                          (ii) the maximum number of Additional Shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                 (C) STOCK DIVIDENDS, ETC.. Additional Shares of Common Stock issued or deemed to have been issued pursuant to Section 2.5, relating to stock dividends, stock splits, etc., shall be deemed to have been issued for no consideration.

                 (D) SERVICES. Additional Shares of Common Stock issued or sold or deemed issued or sold in exchange for services or the promise of future services shall be deemed to have been issued for such consideration as is determined by the Board of Directors in good faith.

         SECTION 2.7. ADJUSTMENTS FOR COMBINATIONS, ETC. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Warrant Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.


         SECTION 2.8. DILUTION IN CASE OF OTHER SECURITIES. In case any Other Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any stock (or Other Securities) of the Company (or any issuer of Other Securities or any other Person referred to in Article III) or to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Company (or any such other issuer or Person) for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this Article II, the purchase rights granted by this Warrant, then, and in each such case, the computations, adjustments and readjustments provided for in this Article III with respect to the Warrant Price shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of the Warrants, so as to protect the holders of the Warrants against the effect of such dilution.


                  ARTICLE III.  CONSOLIDATION, MERGER, ETC.

         SECTION 3.1. CONSOLIDATION, MERGER, SALE OF ASSETS, REORGANIZATION, ETC. From and after the date hereof, the Company shall not (a) consolidate with or merge into any other Person if the Company is not the continuing or surviving corporation of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Company even though the Company shall be the continuing or surviving Person if, in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person, or (d) effect a capital reorganization or reclassification of the Common Stock or Other Securities (other than a capital reorganization or reclassification resulting in the issue of Additional Shares of Common Stock for which adjustment in the Warrant Price is provided in Section 2.2 or 2.3) unless the Company provides the holder of this Warrant written notice of the proposed transaction 10 days prior to any record date for notice to stockholders entitled to vote on such transaction or, if no such vote is taken, 20 days prior to the effective date or closing of the transaction.

         SECTION 3.2. ASSUMPTION OF OBLIGATIONS. Notwithstanding anything contained in this Warrant to the contrary, the Company will not effect any of the transactions described in clauses (a) through (d) of Section 3.1 unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the holder of this Warrant, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant) and (b) the obligation to deliver to such holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Article III, such holder may be entitled to receive.


               ARTICLE IV.  OTHER PROVISIONS CONCERNING DILUTION

         SECTION 4.1. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of the Warrant from time to time outstanding, and (c) will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of the Warrant would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issuance upon such exercise.

         SECTION 4.2. REGISTRATION OF COMMON STOCK. If any shares of Common Stock required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such shares may be issued upon exercise because no exemption from such registration is available, the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be. At any such time as Common Stock is listed on any national securities exchange, the Company will, at its expense, list the shares of Common Stock issuable upon exercise of the Warrant and maintain the listing of such shares after their issuance; and the Company will also list on such national securities exchange, will register under the Exchange Act and will maintain such listing of, any Other Securities that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.

         SECTION 4.3. AVAILABILITY OF INFORMATION. The Company will cooperate with each holder of any Warrant, in supplying such information as may be reasonably requested by such holder to complete and file any information reporting forms presently or hereafter required by the Commission to report such holders beneficial ownership of Common Stock or Other Securities or as a condition to the availability of an exemption from the provisions of the Securities Act for the sale of any Restricted Securities.

         SECTION 4.4. RESERVATION OF STOCK, ETC. The Company will at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of the Warrant. All shares of Common Stock (or Other Securities) issuable upon exercise of the Warrant shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and non-assessable with no liability on the part of the holders thereof.

                    ARTICLE V.  RESTRICTIONS ON TRANSFER

         SECTION 5.1. RESTRICTIVE LEGENDS. Except as otherwise permitted by this Article V, each Warrant (including each Warrant issued upon the transfer of any Warrant) shall be stamped or otherwise imprinted with a legend in substantially the following form:

                 "This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended, and may not be transferred, sold or otherwise disposed of in the absence of such registration or an exemption therefrom under such Act. This Warrant and such Shares may be transferred only in compliance with the conditions specified in this Warrant."

Except as otherwise permitted by this Article V, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Common Stock (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form:

                 "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or an exemption therefrom under such Act."

         SECTION 5.2. NOTICE OF PROPOSED TRANSFER; OPINIONS OF COUNSEL. Prior to any transfer of any Restricted Securities which transfer is not registered under an effective registration statement under the Securities Act, the holder thereof will give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with this
Section 5.2. Each such notice (a) shall describe the manner and circumstances of the proposed transfer and (b) if requested by the Company, shall include an opinion of legal counsel addressed to the Company, in form and substance reasonably satisfactory to the Company, to the effect that such transfer does not violate the Securities Act of 1933 and applicable state securities laws.

         SECTION 5.3. TERMINATION OF RESTRICTIONS. The restrictions imposed by this Article V upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities when such securities shall have been sold pursuant to an effective registration statement under the Securities Act or otherwise become freely transferable under applicable federal and state securities laws by the holder thereof. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new certificates representing the securities not bearing the applicable legends required by
Section 5.1.

        ARTICLE VI. OWNERSHIP, TRANSFER AND SUBSTITUTION OF WARRANTS

         SECTION 6.1. OWNERSHIP OF WARRANTS. The Company may treat the person in whose name any Warrant is registered on the register kept at the office of the Company maintained pursuant to subdivision (a) of Section 6.2 as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. Subject to Article V, a Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

         SECTION 6.2.     OFFICE, TRANSFER AND EXCHANGE OF WARRANTS.

                 (A) OFFICE. The Company will maintain an office in where notices, presentations and demands in respect of this Warrant may be made upon it. Such office currently is at 500 Dallas, Suite 2800, Houston, Texas 77002 until such time as the Company shall notify each holder of the Warrant of any change of location of such office.

                 (B) NEW WARRANT. Upon the surrender of any Warrant, properly endorsed, for registration of transfer or for exchange at the office of the Company maintained pursuant to subdivision (a) of this
         Section 6.2, the Company at its expense will (subject to compliance with Article V, if applicable) execute and deliver to or upon the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

         SECTION 6.3. REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant held by a Person other than Purchaser or any institutional investor, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such Warrant for cancellation at the office of the Company maintained pursuant to subdivision (a) of Section 6.2, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

                          ARTICLE VII.  DEFINITIONS

         As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

         Additional Shares of Common Stock: All shares (including treasury shares) of Common Stock issued or sold (or pursuant to Section 2.4 or 2.5, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than

                 (a) shares issued upon the exercise of the Warrant or pursuant to Options issued in exchange for services rendered to the Company or any subsidiary;

                 (b) such additional number of shares as may become issuable upon the exercise of any of the securities referred to in the foregoing clause (a) by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities as in effect on the date hereof, but only if and to the extent that such adjustments are required as the result of the original issuance of the Warrants.

         Business Day: Any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the States of Texas or New York are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

         Commission: The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         Common Stock: As defined in the introduction to this Warrant, such term to include (i) any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock or (ii) all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

         Company: As defined in the introduction to this Warrant, such term to include any corporation which shall succeed to or assume the obligations of the Company hereunder in compliance with Article III.

         Convertible Securities: Any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

         Current Market Price: On any date specified herein, the average daily Market Price during the period of the most recent 20 days, ending on such date, on which the national securities exchanges were open for trading, except that if no Common Stock is then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date; provided, however, that if Common Stock is sold pursuant to a firm commitment public offering, the Current Market Price for purposes of Section 2.2 shall be deemed to be the proceeds per share to the Company from such offering.

         Dilution Factor:  As defined in Section 2.1.

         Exchange Act: The Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         Expiration Date:  December 23, 2001.

         Initial Price:  $4.50 per  share.

         Market Price: On any date specified herein, the amount per share of the Common Stock, equal to (a) the last sale price of such Common Stock, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted to trading, or (b) if such Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of the Common Stock on such date, or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotation system, or (d) if such Common Stock is not then listed or admitted to trading on any national exchange or quoted in the over-the-counter market, the fair market value of the Common Stock as determined by the Company's Board of Directors in good faith.

         NASD:  The National Association of Securities Dealers, Inc.

         Options: Rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

         Other Securities: Any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received upon the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Article III or otherwise.

         Person: Any corporation, limited liability company, association, partnership, joint venture, trust, estate, organization, business, individual, government or political subdivision thereof or governmental agency.

         Purchase Agreement: The Purchase Agreement, dated December 23, 1996, among the Company. and certain purchasers of Common Stock named therein.

         Restricted Securities: All of the following: (a) any Warrants bearing the applicable legend or legends referred to in Section 5.1, (b) any shares of Common Stock (or Other Securities) which have been issued upon the exercise of Warrants and which are evidenced by a certificate or certificates bearing the applicable legend or legends referred to in such section and (c) unless the context otherwise requires, any shares of Common Stock (or Other Securities) which are at the time issuable upon the exercise of Warrants and which, when so issued, will be evidenced by a certificate or certificates bearing the applicable legend or legends referred to in such section.

         Securities Act: The Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         Warrant Price:   As defined in Section 2.1 of this Warrant.


                          ARTICLE VIII. MISCELLANEOUS

         SECTION 8.1. REMEDIES. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         SECTION 8.2. NO RIGHTS OR LIABILITIES AS STOCKHOLDER. The holder of this Warrant and all subsequent holders thereof hereby agree that no provision of this Warrant shall be construed as conferring upon the holder hereof any rights as a stockholder of the Company or as imposing any obligation on such holder to purchase any securities or as imposing any liabilities on such holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

         SECTION 8.3. NOTICES. All notices and other communications under this Warrant shall be in writing and shall be mailed by registered or certified mail, return receipt requested, addressed (a) if to any holder of any Warrant, to the registered address of such holder as set forth in the register kept at the principal office of the Company, or (b) if the Company, to the attention of its President at its office maintained pursuant to subdivision (a) of Section 6.2, provided that the exercise of any Warrant shall be effective in the manner provided in
Article I.

         SECTION 8.4. REGISTRATION RIGHTS. The shares of Common Stock issuable upon exercise of this Warrant shall be entitled to the registration rights provided in the Purchase Agreement.

         SECTION 8.5.     MISCELLANEOUS.

         (a) This Warrant may be amended, waived, discharged or terminated and the Company may take any action herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of Warrants entitling such holders to purchase 51% or more by number of shares of the total number of shares of Common Stock issuable under all Warrants at the time outstanding.

         (b) THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

         (c) The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.

         (d) This Agreement shall be binding upon and inure to the Benefit of and be enforceable by the parties hereto and their respective successors and assigns, subject to compliance with applicable federal and state securities laws.


                                           SOUTHERN MINERAL CORPORATION


                                           By:
                                              ---------------------------------

                              FORM OF SUBSCRIPTION

To ___________________________:

         The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases _________* shares of Common Stock of Southern Mineral Corporation, and herewith makes payment of $___________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to _____________________, whose address is
_______________________________________.

Dated:                               (Signature must conform in all respects
      ---------------------          to name of holder as specified on the
                                     face or Warrant)


                                     ------------------------------------------
                                     (Street Address)



                                     ------------------------------------------
                                     (City)  (State) (Zip Code)


---------------------------

                 *Insert the number of shares called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment for Additional Shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the Warrant.

                             FORM OF ASSIGNMENT

               [To be executed only upon transfer of Warrant]

         For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto _________________ the right represented by such Warrant to purchase shares of Common Stock of Southern Mineral Corporation to which such Warrant relates, and appoints ______________ his Attorney in fact to make such transfer on the books of maintained for such purpose, with full power of substitution in the premises.

Dated:                                  (Signature must conform in all respects
      ---------------------------       to name of holder as specified on the
                                        face or Warrant)



                                        ------------------------------------
                                        (Street Address)



                                        ---------------------------------------
                                        (City)        (State)       (Zip Code)


Signed in the presence of:


--------------------------